Press Release
Jan 24,2001
CONTACT:  Thomas W. Smith, President
          Americas Power Partners, Inc.
          (630) 325-9111


                        APP ANNOUNCES THE SALE OF
                LARGE POWER PROJECTS DEVELOPMENT RIGHTS.

Americas Power Partners, Inc. (APP) announced today that it has completed buyback of 2,899,000 shares of common stock for cash and certain development rights. The company paid $600,000 for the stock, plus transfer of development rights and the associated payables and receivables connected with large power projects in the carbon black and calcined carbon industries. The transaction was done to reduce the outstanding shares by roughly 29% and to increase APP's focus on core opportunities in total utility outsourcing. APP will record a one-time gain on the sale of these assets.

A group of four APP managers resigned and formed a new company, Private Power LLC (PPL) to pursue larger power projects. The departing managers include Thomas R. Casten, former Chairman and CEO, Ray Weber, former CFO, and two other managers. Certain of the departing managers sold the above shares, and all four resigned from APP effective January 15, canceled their employment contracts and joined PPL. Casten and Weber also resigned as APP directors. Mr. Casten joined APP in September 2000 and Mr. Weber has been with the company since July 2000.

APP and PPL have agreed to future cooperation. PPL will, at its sole expense, identify steam turbine opportunities with acceptable returns in APP projects. APP can, at its option, either fund those projects or allow PPL to install the equipment for specified payments and a share of savings.

APP's President Thomas Smith stated, "APP's strong business model exceeded everyone's expectations and selling the large power projects in the carbon black and calcined carbon industries will allow APP to focus on its core business of developing, optimizing, and outsourcing utility systems for industrial, institutional and commercial clients. APP is in the process of implementing several outsourcing opportunities with multi-site clients throughout North America."

Mr. Casten stated, "This transaction is a win/win. APP's business model has produced two very different kinds of opportunities, requiring different staff focus and different financial approaches. We are pleased with the opportunities PPL has purchased. APP has accomplished a substantial buyback of shares and by selling a set of opportunities that would have been difficult for APP to develop without sacrificing other core opportunities."

APP offers two basic utility products; monetization (ownership transfer) and optimization (financing energy efficiency upgrades). APP has a key strategic relationship with its largest shareholder, Armstrong
International, Inc. Armstrong provides 100 years of industry leadership in the engineering, manufacturing and service of utility systems worldwide.

APP has closed transactions with Bates Troy, Flex-O-Tex, H. J. Heinz, Mallinckrodt Inc. and National Foods. APP has executed letters of understanding (LOU) with Western Michigan University and a major multi-site food processing company.


THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE-HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE BY OR TO BE MADE BY THE COMPANY) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, SUCH AS STATEMENTS RELATING TO PLANS FOR FUTURE EXPANSION. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE; AND ACCORDINGLY, SUCH RESULTS MAY DIFFER FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT MADE BY OR ON BEHALF OF THE COMPANY. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, COMPLETION OF DEFINITIVE PURCHASE AGREEMENTS, ABILITY TO OBTAIN NEEDED CAPITAL, THOSE RELATING TO DEVELOPMENT ACTIVITIES, DEPENDENCE ON EXISTING MANAGEMENT, LEVERAGE AND DEBT SERVICE, DOMESTIC OR GLOBAL ECONOMIC CONDITIONS, AND CHANGES IN CUSTOMER PREFERENCES AND ATTITUDES. FOR MORE INFORMATION, REVIEW THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.